                                                                   EXHIBIT 10.17

                       WARRANT RECAPITALIZATION AGREEMENT

This WARRANT RECAPITALIZATION AGREEMENT is dated as of December 20, 2002, between Halsey Drug Co., Inc., a New York corporation (the "Company"), and the Investors listed on the signature page of this Agreement (the "Investors").

                             W I T N E S S E T H :

WHEREAS, the Company desires to recapitalize (the "Recapitalization") 8,104,336 of the outstanding Warrants ("Warrants") to purchase one share of the Company's common stock, par value $.01 per share (the "Common Stock") into an aggregate of 5,938,520 shares of the Company's Common Stock and the Investors have agreed to participate in the Recapitalization on the terms and subject to the conditions set forth herein;

WHEREAS, the Company is a party to a certain Debenture Purchase Agreement dated of even date herewith with the Purchasers listed on the signature pages thereto providing for the Company's issuance of 5% convertible senior secured debentures due March 21, 2006 in the principal amount of up to $35 million (the "Purchase Agreement") and it is a condition to the completion of the transactions contemplated in the Purchase Agreement that the Recapitalization shall be completed in accordance with the terms of this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1.    RECAPITALIZATION OF WARRANTS

(a) Subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Company contained herein, each Investor agrees to tender to the Company on the Closing Date specified in Section 2 hereof, the number of Warrants set forth opposite such Investor's name on
Schedule 1 hereto to be recapitalized for, and the Company agrees to issue and/or deliver to the Investor on the Closing Date, the number of shares of Common Stock in certificate form as set forth opposite such Investor's name on
Schedule 1 hereto.

(b) Each of the Company and the Investors agrees that for purposes of calculating the number of shares of Common Stock issuable to the Investors for the Warrants described in Schedule 1 hereto, the definition of "Fair Market Value" as provided in Section 3(b) of each of the Warrants described on Schedule 1 is hereby amended and restated to provide as follows:

"Fair Market Value"

         shall mean the average of the closing bid and asked prices of the Common Stock in the over-the-counter market at the close of trading for each of the ten (10) consecutive trading days through and including December 4, 2002.

(c) The Company intends to treat the Recapitalization as a reorganization within the meaning of Section 368(a)(1) of the U.S. Internal Revenue Code of 1986, as amended.

SECTION 2.    THE CLOSING

(a) Subject to the terms and conditions hereof, the closing of the Recapitalization (the "Closing") will take place at the offices of St. John & Wayne, L.L.C., Two Penn Plaza East, Newark, New Jersey 07105 at 10:00 a.m. local time on the earliest practicable date following satisfaction or waiver of the conditions set forth in Section 6 hereof and concurrent with the closing of the transactions contemplated in the Purchase Agreement. Such time and date are herein referred to as the "Closing Date".

(b) Subject to the terms and conditions hereof, on the Closing Date (i) the Company will deliver to each Investor a certificate registered in such Investor's name (or the name of its nominee, if any, as specified on Schedule 1 hereto) evidencing the number of shares of Common Stock set forth opposite such Investor's name on Schedule 1 hereto, and (ii) the Investor will deliver to the Company certificates evidencing the number of Warrants set forth opposite such Investor's name on Schedule 1 hereto.

SECTION 3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investors as follows as of the date hereof and as of the Closing Date:

3.1      Corporate Power and Authority.

The Company is duly organized, validly existing and in good standing under the laws of the State of New York. The Company has all requisite corporate power and authority to enter into and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by each Investor) constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms subject to (a) applicable bankruptcy, insolvency, fraudulent conveyance and other similar laws, and (b) general principles of equity, including equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

3.2      Capitalization of the Company.

As of the date of this Agreement, the Company's authorized capital stock consists solely of 80,000,000 shares of Common Stock, of which 15,065,240 shares are outstanding and 66,037,354 shares are reserved for issuance upon conversion of outstanding convertible debentures, common stock purchase warrants and stock options. All of the issued and outstanding shares of capital stock of the Company (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable and (iii) have been offered, issued, sold and delivered by the Company in compliance with applicable Federal and state securities laws.

3.3      Conflicts; Consents and Approvals.

The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not (a) violate, conflict with, or result in a breach of any provision of, or constitute a default under, the Company's Certificate of Incorporation, as amended, or By-laws; (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice or lapse of time or both, would become a default) under, or entitle any party to terminate, accelerate, modify or cause a default under, or result in the creation of any encumbrance or lien upon any of the properties or assets of the Company under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which the Company is a party; (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company; or (d) other than required filings with the Securities and Exchange Commission (the "Commission") or with state securities regulators pursuant to state securities or "blue sky" laws, require any action or consent or approval of, or review by, or registration or material filing by the Company with, any third party or any local, state or federal court, arbitral tribunal, administrative agency or commission or other governmental or regulatory body, agency, instrumentality or authority, except, with respect to clauses (b), (c) and (d), as would not have a material adverse effect on the Company.

3.4      Board Recommendation.

In accordance with the applicable provisions of the New York Business Corporation Law and the Company's Certificate of Incorporation, as amended, and By-laws, the Board of Directors of the Company, at a meeting duly called and held, at which a quorum was present throughout, upon the recommendation of an independent committee of the Board of Directors, has adopted a resolution proposing and declaring the advisability of this Agreement and the transactions contemplated hereby.

3.5      Litigation.

As of the date immediately preceding the date hereof, to the Company's knowledge, there are no actions, suits or proceedings pending against the Company (or any of its properties, rights or franchises), at law or in equity, or before any federal or state commission, board, bureau, agency, regulatory or administrative instrumentality or other governmental authority or any arbitrator or arbitration tribunal, that would be reasonably expected to, individually or in the aggregate, prevent, materially impair or materially delay the consummation of the transactions contemplated hereby.

3.6      Other Information.

Since December 31, 2001, except as disclosed on Schedule 2 hereto or in the Company's quarterly reports on Form 10-Q for the quarter and nine months ended September 30, 2002, (a) the business of the Company has been conducted in the ordinary course, and (b) there have been no material adverse changes in the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company. There are no material liabilities of the Company which would be required to be provided for in a consolidated balance sheet of the Company prepared in accordance with United States generally accepted accounting principles consistently applied, other than liabilities provided for in the historical financial statements included in the Company's filings with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act.").

3.7      SEC Reports.

The Company has filed all proxy statements, reports and other documents required to be filed by it under the Exchange Act. The Company has furnished each Investor with copies of (a) its Annual Report on Form 10-K for the fiscal year ended December 31, 2001, (b) its Quarterly Report on Form 10-Q for the quarter and nine months ended September 30, 2002, and (c) its Proxy Statement dated May 7, 2001 (collectively, the "SEC Reports"). Each SEC Report was in substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective dates or as subsequently supplemented or amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

SECTION 4.    REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor, on a several and not joint basis, represents and warrants to the Company as follows as of the date hereof and as of the Closing Date:

4.1      Corporate Power and Authority.

The Investor has all requisite power, authority and legal right to execute, deliver, enter into, consummate the transactions contemplated by and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Investor have been duly authorized by all required corporate and other actions. The Investor has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to the rights of creditors generally from time to time in effect, to general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law.

4.2      Investment Intent.

The Investor is acquiring the Common Stock to be delivered in the Recapitalization for its own account for investment and not with a view to, or for resale in connection with, any distribution thereof in violation of applicable securities laws; provided, however, that the Investor may transfer record and/or beneficial ownership of the Common Stock to one or more affiliates, officers or employees of affiliates so long as the transfer is made in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and applicable state laws. The Investor understands that none of the Common Stock to be received in the Recapitalization has been registered under the Securities Act. If the Investor should in the future decide to dispose of any of its Common Stock, it is understood that it may do so only in compliance with the Securities Act, applicable securities laws and this Agreement. The Investor is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

4.3      Access.

The Investor has had access to such financial and other information, and has been afforded the opportunity to ask such questions of representatives of the Company, including the Chairman and the Chief Financial Officer, and receive answers with respect thereto, as the Investor deems necessary in connection with its decision to participate in the Recapitalization.

4.4      Investor Qualification.

(a) The Investor owns the Warrants set forth opposite the Investor's name in Schedule 1 hereto.

(b) The Investor (alone or with the aid of its investment advisors) has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of its investment in the Common Stock.

(c) The Investor is able to bear the economic risk of an investment in the Common Stock and has the ability to hold the Common Stock to be acquired by such Investor indefinitely and the ability to suffer a complete loss of such investment.

(d) The Investor is familiar with the type of investment which the Common Stock constitutes and has reviewed the investment in the Common Stock subscribed herein with tax and legal counsel and investment representatives to the extent deemed advisable. The Investor believes that the Common Stock and the amount of such Investor's investment are consistent with such Investor's overall investment program and financial position.

(e) All information the Investor has supplied to the Company is true and accurate.

(f) The Investor will immediately notify the Company if any of the representations and warranties made herein become untrue.

SECTION 5.    TRANSFER OF SECURITIES

5.1      Restrictions.

Each Investor agrees that it will not sell or otherwise dispose of any Common Stock, unless such Common Stock shall have been registered under the Securities Act and, to the extent required, under any applicable state securities laws, or pursuant to an applicable exemption from such registration requirements. The Company may endorse on all certificates evidencing the Common Stock a legend stating or referring to such transfer restrictions and require, as a condition to transfer, from such Investor and any proposed transferee of such Investor, such certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made in compliance with, pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act or any state securities laws; provided, however, that no such legend shall be endorsed on any such certificates which, when issued, are no longer subject to the restrictions of this Section 5.

SECTION 6.    CONDITIONS PRECEDENT

6.1      Conditions to Each Party's Obligation.

The respective obligation of each party to effect the Recapitalization shall be subject to the condition that no statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other governmental entity or other legal restraint or prohibition preventing the consummation of the Recapitalization shall be in effect; provided, however, that each of the parties shall have used reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered.

6.2      Conditions to the Company's Obligation.

The obligation of the Company to effect the Recapitalization shall be subject to the satisfaction at or prior to the Closing Date of the following additional conditions (any of which may be waived by the Company): (a) Each of the Investors shall have performed in all material respects each of its agreements contained in this Agreement required to be performed at or prior to the Closing Date, and (b) each of the representations and warranties of each of the Investors contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (other than to the extent that any such representation and warranty, by its terms, is expressly limited to a specific date, in which case such representation and warranty shall be true and correct in all material respects as of such date).

6.3      Conditions to the Investors' Obligations.

The obligation of the Investors to effect the Recapitalization shall be subject to the satisfaction at or prior to the Closing Date of the following additional conditions (any of which may be waived by such Investor): (a) The Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed at or prior to the Closing Date, and (b) each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (other than to the extent that any such representation and warranty, by its terms, is expressly limited to a specific date, in which case such representation and warranty shall be true and correct in all material respects as of such date).

SECTION 7.    INDEMNIFICATION

(a) The representations, warranties, covenants and agreements of the Company and the Investors contained in this Agreement or in any document or certificate delivered pursuant hereto or thereto or in connection herewith shall survive, and shall continue in effect following, the execution and delivery of this Agreement and the Closing for a period of two (2) years from the date of this Agreement.

(b) The Company agrees to indemnify and hold the Investors harmless from and against any loss, damage, liability or expense (including amounts paid in settlement and reasonable attorneys' fees and expenses) to the Investors resulting from any breach of the representations, warranties, covenants or agreements of the Company contained in this Agreement or any other document or certificate delivered by the Company pursuant hereto or thereto or in connection herewith or therewith; provided, however, that the Company shall not be required to indemnify the Investors for any diminution in the value of the Common Stock.

SECTION 8.    MISCELLANEOUS

8.1      Governing Law.

This Agreement and the rights of the parties hereunder shall be governed in all respects by the laws of the State of New York wherein the terms of this Agreement were negotiated, excluding to the greatest extent permitted by law any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

8.2      Specific Performance.

The transactions contemplated by this Agreement are unique. Accordingly, each of the parties acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of a specific performance and injunctive and other equitable relief.

8.3      Amendments and Waiver.

The terms and provisions of this Agreement may be amended, waived, modified or terminated only with the written consent of (1) the Company, and (2) the holders of two-thirds of the outstanding Warrants; provided, however, that no such amendment, waiver, modification or termination shall change this Section 8.4 without the written consent of all of the Investors then holding Warrants.

8.4      Successors and Assigns.

Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon and enforceable by and against, the parties hereto and their respective successors, assigns, heirs, executors and administrators. No party may assign any of its rights hereunder without the prior written consent of the other parties; provided, however, that any Investor may assign any of its rights under this Agreement to any affiliate of such Investor.

8.5      Entire Agreement.

This Agreement (including the Schedules hereto) and the other documents delivered pursuant hereto and simultaneously herewith constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof.

8.6      Notices, etc.

All notices, demands or other communications given hereunder shall be in writing and shall be sufficiently given if transmitted by facsimile or delivered either personally or by a nationally recognized courier service marked for next business day delivery or sent in a sealed envelope by first class mail, postage prepaid and either registered or certified, return receipt requested, addressed as follows:

                  (a)      if to the Company:

                           Halsey Drug Co., Inc.
                           695 N. Perryville Road
                           Rockford, Illinois
                           Attention: Mr. Michael Reicher
                           Chief Executive Officer
                           Facsimile: (815) 399-9710

                  (b) if to an Investor, to the address set forth on the signature pages hereto, or to such other address with respect to any party hereto as such party may from time to time notify (as provided above) the other parties hereto. Any such notice, demand or communication shall be deemed to have been given (i) on the date of delivery, if delivered personally, (ii) on the date of facsimile transmission, receipt confirmed, (iii) one business day after delivery to a nationally recognized overnight courier service, if marked for next day delivery or (iv) five business days after the date of mailing, if mailed. Copies of any notice, demand or communication given to the Company, shall be delivered to St. John & Wayne, L.L.C., Two Penn Plaza East, Newark, New Jersey 07105-2249 Attn.: John P. Reilly, Esq., or such other address as may be directed.

8.7      Delays or Omissions.

No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party to this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence, therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement must be, made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

8.8      Independence of Covenants and Representations and Warranties.

All covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain covenant, the fact that such action or condition is permitted by another covenant shall not affect the occurrence of such default. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder.

8.9      Rights and Obligations; Severability.

Unless otherwise expressly provided herein, each Investor's rights and obligations hereunder are several rights and obligations, not rights and obligations jointly held with any other person. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8.10     Expenses.

All costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be the responsibility of and shall be paid by the party incurring such fees and expenses, whether or not the transactions contemplated by this Agreement are consummated.

8.11     Jurisdiction.

         (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or United States Federal court sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising our of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such United States Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any other jurisdiction.

         (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or in relation to this Agreement in any such New York State or United States Federal court sitting in New York City. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

8.12 Titles and Subtitles. The titles of the articles, sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

8.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

8.14     Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

HALSEY DRUG CO., INC.

By:____________________
Name: _________________
Title: ________________

INVESTORS

ORACLE STRATEGIC PARTNERS, L.P.              DANIEL HILL
By: Oracle Strategic Capital L.L.C.,         6725 Lynch Avenue
General Partner                              Riverbank, CA 95367
200 Greenwich Avenue
3rd Floor
Greenwich, CT 06830

_______________________________________      ___________________________________
By:  Joel Liffmann
Its: Authorized Agent

ALAN SMITH                                   PATRICK COYNE
21 Bedlow Avenue                             800 Merion Square Road
Newport, Rhode Island 02840                  Gladwyne, PA 19035

_______________________________________      ___________________________________

MICHAEL WEISBROT                             SUSAN WEISBROT
1136 Rock Creek Road                         1136 Rock Creek Road
Gladwyne, Pennsylvania 19035                 Gladwyne, Pennsylvania 19035

_______________________________________      ___________________________________

GREG WOOD                                    DENNIS ADAMS
c/o D.R. International                       120 Kynlyn Road
7474 No. Figueroa Street                     Radnor, Pennsylvania 19312
Los Angeles, California 90041

_______________________________________      ___________________________________

BERNARD SELZ                                 ROBERT W. BAIRD & CO., INC., TTEE
c/o Furman Selz                              FBO Michael K. Reicher IRA
230 Park Avenue                              c/o Halsey Drug Co., Inc.
New York, New York 10069                     695 North Perryville Rd.
                                             Crimson Building #2
                                             Rockford, Ill. 61107

_______________________________________      ___________________________________
                                             By:  Michael K. Reicher
                                             Its: Trustee

CONNIE REICHER TRUST                         PETER CLEMENS
c/o Halsey Drug Co., Inc.                    c/o Halsey Drug Co., Inc.
695 North Perryville Rd.                     695 North Perryville Rd.
Crimson Building #2                          Crimson Building #2
Rockford, Ill. 61107                         Rockford, Ill. 61107

_______________________________________      ___________________________________
By:  Connie Reicher
Its: Trustee

KENNETH GIMBEL                               STEFANIE HEITMEYER
2455 Montgomery Avenue                       C/o Halsey Drug Co., Inc.
Highland Park, Ill. 60035                    695 North Perryville Rd.
                                             Crimson Building #2
                                             Rockford, Ill. 61107

_______________________________________      ___________________________________

VARSHA H. SHAH                               HEMANT K. SHAH
29 Chrissy Drive                             29 Chrissy Drive
Warren, New Jersey 07059                     Warren, New Jersey 07059

_______________________________________      ___________________________________

VARSHA H. SHAH AS CUSTODIAN                  VARSHA H. SHAH AS CUSTODIAN
FOR SACHIN H. SHAH                           FOR SUMEET H. SHAH
29 Chrissy Drive                             29 Chrissy Drive
Warren, New Jersey 07059                     Warren, New Jersey 07059

_______________________________________      ___________________________________
By:  Varshah H. Shah                         By:  Varshah H. Shah
Its: Custodian                               Its: Custodian

MICHAEL RAINISCH                             ILENE RAINISCH
c/o Alvin Rainisch                           c/o Alvin Rainisch
315 Devon Place                              315 Devon Place
Morganville, New Jersey 07751                Morganville, New Jersey 07751

_______________________________________      ___________________________________

ROBERT W. BAIRD & CO., INC., TTEE            ROBERT W. BAIRD & CO., INC., TTEE
FBO Michael K. Reicher IRA                   FBO Connie Reicher IRA
c/o Halsey Drug Co., Inc.                    c/o Halsey Drug Co., Inc.
695 North Perryville Rd.                     695 North Perryville Rd.
Crimson Building #2                          Crimson Building #2
Rockford, Illinois 61107                     Rockford, Illinois 61107

_______________________________________      ___________________________________
By:  Robert W. Baird                         By:  Robert W. Baird
Its: Trustee                                 Its: Trustee

MICHAEL REICHER TRUST
c/o Halsey Drug Co., Inc.
695 North Perryville Rd.
Crimson Building #2
Rockford, Illinois 61107

_______________________________________
By:  Michael K. Reicher
Its: Trustee

                                   SCHEDULE 1

                                INVESTOR WARRANTS

                                       14